Exhibit 5.1

[ LETTERHEAD OF BAKER BOTTS L.L.P.]

October 12, 2004

074187.0104

Marathon Oil Corporation

5555 San Felipe Road

Houston, Texas 77056-2799

Gentlemen:

Marathon Oil Corporation, a Delaware corporation (“Marathon”), has engaged us to render to it the opinions we express below in connection with the proposed issuance of a number of shares of Marathon’s common stock, par value $1.00 per share, having an aggregate market value (based on a valuation to be determined prior to the time of issuance in accordance with the provisions of the Master Agreement we refer to below) of $315,000,000 (the “Shares”). The Shares are to be issued in connection with the merger of ATB Holdings Inc. with and into Marathon Domestic LLC (the “Acquisition Merger”) referred to in the master agreement dated as of March 18, 2004, among Ashland Inc., ATB Holdings Inc., EXM LLC, New EXM LLC, Marathon, Marathon Oil Company, Marathon Domestic LLC, and Marathon Ashland Petroleum LLC (the “Master Agreement”). The number of Shares to be issued in connection with the Acquisition Merger will be determined in accordance with the provisions of the Master Agreement.

Concurrently with our delivery of this letter, Marathon is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), a registration statement on Form S-4, relating to the proposed issuance of the Shares. In this letter, “Registration Statement” means that registration statement, as amended, when it becomes effective under the 1933 Act, and “Prospectus” means the prospectus the Registration Statement includes.

For purposes of the opinions we express below, we have examined, among other agreements, instruments and documents:

•	the Registration Statement and its exhibits;

•	Marathon’s restated certificate of incorporation and by-laws, each as amended through the date of this letter (the “Charter Documents”);

•	the Master Agreement; and

Marathon Oil Corporation	2	October 12, 2004

•	the originals, or copies certified or otherwise identified, of corporate records of Marathon, certificates of public officials and of representatives of Marathon, statutes and other instruments and documents.

We base the opinions we express below in part on the following assumptions we have made:

•	the certificates of officers of Marathon and of public officials referred to above are accurate with respect to the factual matters those certificates cover or contain;

•	all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic;

•	the Registration Statement and any post-effective amendments thereto will have become effective under the 1933 Act;

•	Marathon will have issued the Shares in the manner the Registration Statement and the Master Agreement describe and otherwise in compliance with all applicable federal and state securities laws;

•	the certificates representing the Shares will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Charter Documents and the provisions of the Master Agreement; and

•	the aggregate consideration to be received by Marathon in exchange for the Shares, pursuant to the Master Agreement, will not be less than the aggregate par value of the Shares.

Based on our examination as aforesaid, and subject to the assumptions set forth above, we are of the opinion that the Shares have been duly authorized and, when issued by Marathon in connection with the Acquisition Merger and pursuant to the terms and conditions of the Master Agreement, will have been validly issued and will be fully paid and non-assessable.

We limit the opinions we express above in all respects to matters of the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit we are in the category of persons whose written consent Section 7 of the 1933 Act requires to be filed with the Registration Statement.

Very truly yours,

/s/ BAKER BOTTS L.L.P.